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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of the Report:  December 1, 1994
                                    ----------------

                   Commission file number 1-5805
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                     CHEMICAL BANKING CORPORATION
         ----------------------------------------------------
        (Exact name of registrant as specified in its charter)



     Delaware                                          13-2624428
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(State or other jurisdiction                     (I.R.S. Employer
 of incorporation)                            Identification No.)



270 Park Avenue, New York, NY                               10017
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(Address of principal executive Offices)               (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
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Item 5.  Other Events
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  Chemical Banking Corporation (the "Corporation") announced on
  December 1, 1994 a two-year program designed to produce earnings per share growth of more than 15 percent in 1995 and 1996, and a core efficiency ratio of 57 percent and a return on common shareholders' equity of 16 percent in 1996.

  Under the program, the Corporation will reduce its existing cost base by $440 million ($230 million in 1995) from a number of actions, including the elimination of 3,700 positions, and at the same time focus $180 million of new investment spending in a number of its high growth businesses. The net result, the Corporation announced, should be flat expenses in 1995 and 1996 and annual revenue growth targeted at 4 to 6 percent.

  To cover the costs associated with severance and the disposition of certain facilities, the Corporation announced it will take a pre-tax restructuring charge of $260 million in the 1994 fourth quarter.

  The Corporation also announced its intention to sell approximately
  60 percent of Chemical Bank New Jersey and to integrate the remaining branches in the northeast quadrant of New Jersey into its consumer and middle market franchise serving Metropolitan New York. The Corporation also announced that it is exploring options to sell or substantially reduce its 40 percent investment in The CIT Group.

  In addition, the Corporation announced it plans to repurchase up to 6 million shares of its common stock over the next 12 months. This follows a 10 million share buyback program completed in September.
  The Corporation announced that it would consider expanding the new stock buyback program upon completion of the contemplated divestitures.

  The Corporation also announced that it will be designating approximately $950 million of real estate loans and foreclosed property as "held for sale." The Corporation announced that most of these assets are nonperforming and that it would take a charge against the reserve for loan losses of approximately $150 million in the 1994 fourth quarter to facilitate rapid disposition.

  The Corporation's Press Release announcing this program is incorporated herein and attached hereto.



Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits
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The following exhibits are filed with this Report:



    Exhibit Number               Description
    --------------               -----------

        99                       Press Release - Program to
                                                 improve earnings
                                                 per share and
                                                 return on equity.


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                              SIGNATURE



  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                 CHEMICAL BANKING CORPORATION
                                             (Registrant)



Dated December 1, 1994           by   /s/Joseph L. Sclafani
      ----------------               -------------------------
                                         Joseph L. Sclafani
                                              Controller
                                 [Principal Accounting Officer]


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                            EXHIBIT INDEX




Exhibit Number      Description         Page at Which Located
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   99               Press Release                  5